Exhibit T3B-16

PARAGON PLASTICS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

CORPORATE NAME

The exclusive name of this corporation shall be as above written.

ARTICLE II

CORPORATE SEAL

This corporation shall use as its corporate seal, a seal which shall be circular in form and shall have inscribed thereon the following:

Paragon Plastics, Inc.

South Carolina

ARTICLE III

REGISTERED OFFICE AND AGENT

Section 1. Registered Office. The Registered Office of the corporation required by law shall be as initially designated in the Articles of Incorporation and continuously maintained by the Board of Directors. The Registered Office need not be identical with the principal place of business of the corporation. The corporation may maintain such principal place of business or other offices, either within or without the State of South Carolina, as the business of the corporation may from time to time require.

Section 2. Registered Agent. The Registered Agent of the corporation required by law shall be the person initially designated in the Articles of Incorporation and continuously maintained by the Board of Directors.

Section 3. Changes. The Board of Directors may change the Registered Office and the Registered Agent of the Board of Directors at its discretion from time to time after giving due notice of such change or changes as required by law to the Secretary of State of South Carolina.

Section 4. Documents of Inspection. The following documents shall be kept at the registered office of the corporation subject to inspection by the shareholders of the corporation during usual business hours:

(a) A record of the shareholders of the corporation, with their last known address, the number of shares held by each shareholder and the date or dates when each shareholder became the owner of record of such share or shares.

(b) The current annual balance sheet and profit and loss statement of the corporation, together with the balance sheet and profit and loss statements for the previous ten (10) fiscal years.

(c) A certified copy of the Articles of Incorporation, together with any amendments thereto.

(d) A copy of these Amended and Restated Bylaws (these “Bylaws”), as amended from time to time.

(e) Any other documents or books required by law to be kept at the Registered Office.

ARTICLE IV

CORPORATE POWERS AND PURPOSES

In addition to the powers and authorities now or hereafter granted by law to corporations by the State of South Carolina, the general nature of the business for which the corporation is organized shall be that set forth in the Articles of Incorporation, and any amendments thereto, together with any acts or things in furtherance of, or incidental or conducive to, said objects and purposes.

ARTICLE V

CAPITAL STOCK

Section 1. The capital stock of this corporation shall consist of such shares, divided into one or more classes of either common or preferred, with or without par value, and with such designations, preferences, limitations and relative rights as shall be specifically set forth in the Articles of Incorporation and any amendments thereto.

Section 2. Certificates of Stock. Certificates of stock shall be issued in numerical order from the stock certificate book, signed by the President or Vice President and the Secretary or Assistant Secretary, and sealed with the corporate seal.

Section 3. Transfers of Stock. Subject to the terms and conditions of any agreements amongst the shareholders regarding the transfer of stock, shares of stock may be transferred by the registered holders thereof or by their attorneys legally constituted, or by their legal representatives, by the delivery of the certificates and an assignment of said shares in writing. No transfer or assignment of shares shall affect the right of this corporation to pay any dividend due upon the stock, or to treat the registered holder as the holder in fact until such transfer or assignment is registered on the books of the corporation.

Section 4. Lost Certificates. A shareholder whose certificate has been lost or destroyed may obtain a duplicate only as permitted and provided under the statutory law of the State of South Carolina then applicable.

Section 5. Consideration for Shares. The Board of Directors, at a regular or special meeting, shall have the power to determine the consideration to be paid for shares of capital stock that may be authorized and issued from time to time, unless that power is specifically granted to the shareholders, as reflected in the Articles of Incorporation. When the consideration so fixed shall have been paid, said stock shall not be liable for any further call or assessment thereon.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall end on midnight of December 31st of each year. The Board of Directors shall have the power to change the fiscal year in its discretion upon resolution duly enacted.

ARTICLE VII

SHAREHOLDERS

Section 1. Place of Meetings. Meetings of the shareholders shall be held at the Registered Office of the corporation, unless notice of the meeting shall specify another place or places, which may be either within or without the State of South Carolina.

Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on the 1st Monday in April of each year for the election of the Board of Directors of the corporation and the transaction of such other business as may come before the meeting at such time and place as may be designated in the notice thereof. If the day set for said meeting is a legal holiday, the annual meeting shall be held on the next succeeding day.

Section 3. Special Meetings. Special meetings of the shareholders of the corporation for any purpose or purposes may be called by the President or Secretary of the corporation, the Chairman of the Board of Directors or a majority of the Directors, or the record owners of not less than ten (10%) percent of the capital stock of the corporation after giving due notice as hereinafter provided.

Section 4. Notices. Unless waived in writing in due form of law, either before or after the meeting, written notice stating the place, day and hour of a meeting of the shareholders, or in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting by any person calling the meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting, such written notices to be delivered to the shareholder, either personally or by mail.

Section 5. Closing of Transfer Books and Fixing of Record Date. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of the shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for such determination of shareholders, such date, in any case, to be not more than fifty (50) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring this determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of the shareholders entitled to notice or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, the determination shall apply to any adjournment thereof.

Section 6. Voting List. The transfer agent for shares of the corporation shall make from the stock transfer books a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each. This list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any holder of record during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.

Section 7. Quorum and Voting. A quorum at any meeting of the shareholders shall consist of a majority of the voting stock of the corporation represented in person or by proxy. When a quorum has been met at a duly called or held meeting the shareholders present may continue the meeting, or any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Once a quorum has been met a majority of those present shall decide any question that may come before the meeting, except when otherwise specified by law.

Section 8. Cumulative Voting for Election of Directors. In all elections for directors each common shareholder shall be allowed to cast in person or by proxy as many votes as the number of shares of common stock he owns, multiplied by the number of directors to be elected, the same to be cast for any one candidate or to be distributed among tow or more candidates. Any shareholder intending to cumulate his vote as hereinbefore described shall either (1) give written notice of such intention within forty-eight (48) hours of the time fixed for the meeting or (2) shall announce such intention at the meeting before the voting for directors has commenced, at which time all shareholders shall be allowed to cumulate their votes. After a shareholder has announced his intention to cumulate his votes, the presiding officer may, or at the request of any shareholder shall, recess the meeting, said recess to last longer than two hours in duration.

Section 9. Voting on other Matters. In all other matters properly coming before any meeting of the shareholders, except for the election of directors, each common shareholder shall be allowed to cast in person or by proxy one vote for each share of common stock held by him and standing in his name upon the stock book of the corporation, as of the time of said vote or such time prior thereto as may have previously been specified in the notice of the meeting.

Section 10. Proxies. At all meetings absent shareholders may vote by proxy authorized in writing. Except where an irrevocable proxy is permitted by law, every proxy shall be revocable by the shareholder giving it. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution. The form of such proxy shall be substantially as follows:

“State of

County of

PROXY

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned, owner of              shares of the capital stock of Paragon Plastics, Inc do hereby constitute and appoint                                      to be my attorney, substitute and proxy for me, with full power of substitution, to represent me at the meeting of the share holders of said corporation to be held at                                      on the              day of                     , 20    , and at any adjourned meeting thereof, and I hereby grant my proxy full power and authority to act in my stead, and with the same effect as I might or could do were I present at such meeting in person, and I hereby ratify and confirm all that my said attorney or proxy may lawfully do at such meeting in my name and stead.

This              day of                     , 20    .

                                ”

Section 11. Consents. Whenever by a provision of statute or the Articles of Incorporation or by these Bylaws the vote of the shareholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of the shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate actions being taken.

Section 12. Order of Business. The order of business at the annual meeting and, as far as possible, at all other meetings of the shareholders shall be:

1.	Proof of notice of meeting.

2.	Calling of roll.

3.	Reading and disposal of unapproved minutes.

4.	Annual reports of officers and committees.

5.	Election of directors.

6.	Unfinished business.

7.	Near business.

8.	Adjournment.

ARTICLE VIII

BOARD OF DIRECTORS

Section 1. Duties of Directors. In addition to those powers and authorities granted by law to directors, the business and affairs of the corporation shall be managed by the Board of Directors, who shall be elected and shall serve as hereinafter provided.

Section 2. Number and Elections. At each annual meeting of the shareholders or at any special meeting of the shareholders called for that purpose, the shareholders of the corporation shall elect the directors of the corporation. The number of directors constituting the Board of Directors shall be one (1). The number of directors constituting the Board of Directors may be changed from time to time by the shareholders; PROVIDED that the number of directors constituting the Board of Directors shall not be less than one (1) nor more than five (5). The directors of corporation need not be residents of the State of South Carolina or shareholders of the corporation.

Section 3. Term of Office. Each director of the corporation elected by the shareholders shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected, and shall have qualified. Any vacancy, however occurring, in the Board of Directors, may be filled by a majority of the remaining directors, even though less than a quorum, or by a sole remaining director, until the next annual meeting of shareholders or any special meeting of shareholders called earlier for the purpose of the election of directors.

Section 4. Removal of Directors. The entire Board, or any member thereof may be removed, with or without cause, by a vote of a majority of the outstanding shares entitled to vote, at any regular or special meeting of the shareholders.

Section 5. Resignation. Any Director may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance.

Section 6. Directors Meeting.

(a) There shall be an annual meeting of the Board of Directors immediately following the annual meeting of shareholders or as soon after as may be practicable.

(b) The Board of Directors shall have the power to establish the time and place for holding regular meeting of the Board. The Board of Directors shall have the power and discretion to change the time and place of such regular meetings or to make them more or less frequent or to eliminate such regular meetings entirely.

(c) Special meetings of the Board of Directors may be called at any time by the President, or in his absence or refusal to act, by any Vice President or by any two directors (or by the director if there is only one director), and may be held at any time and place either within or without the State of South Carolina.

(d) Whenever by a provision of statute or of the Articles of Incorporation or by these Bylaws the vote of Directors is required or permitted to be taken at a meeting thereof in connection with any corporate action the meeting and vote of directors may be dispensed with, if all the directors who would have been entitled to vote upon the action if such meeting were held shall consent, in writing, to such corporate action being taken.

Section 7. Notices. No notice shall be required to be given for any regular meeting of the Board of Directors. However, each Director shall be given written notice and an explanation of the business to be considered, at any special meeting of the Board of Directors three (3) days prior to said special meeting.

Section 8. Quorum and Voting. A quorum at any meeting shall consist of a majority of the entire membership of the Board as then appointed and serving. A majority of such quorum may decide any question that may come before that meeting.

Section 9. Election of Officers by Directors. Officers of the corporation for the ensuing year shall be elected by the Board of Directors at their first meeting after the election of directors each year. If any office becomes vacant during the year, the Board of Directors shall fill the same for the unexpired term. The Board of Directors shall fix the compensation of the officers and agents of the corporation.

Section 10. Executive Committees and Other Committees. The Board of Directors of the corporation may from time to time, by a resolution adopted by a majority of the full Board of Directors, designate from among its members an executive committee and/or other committees, each consisting of three or more directors, and may delegate to such committee or committees all or a portion of the authority of the full Board of Directors to the extent permitted by the corporate laws of the State of South Carolina; PROVIDED, HOWEVER, that the designation of any such committee and the delegation to it of authority and power shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law on directors. Special meetings of any such committee may be called at any time by any director who is a member of the committee or by one or more of the persons entitled to call a special meeting of the full Board of Directors. The conduct of such meetings, including notice thereof, shall be governed by the sections of this Article pertaining to the conduct of meetings of the full Board of Directors.

Section 11. Manifestation of Director’s Dissent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered into the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12. Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses of attendance at each meeting of the Board of Directors, and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 13. The order of business at all meetings of the Board of Directors shall be:

1.	Reading and disposal of any unapproved minutes.

2.	Reports of officers and committees.

3.	Unfinished business.

4.	New business.

5.	Adjournment.

ARTICLE IX

OFFICERS

Section 1. Number. The principal officers of the corporation shall be the President, one or more Vice Presidents, one or more of who may be designated as an Executive Vice President, a Secretary and a Treasurer. The Board of Directors may, in their discretion, elect such other officers as they deem advisable and fix their duties and compensation. Any two offices, other than the offices of President and Secretary, may be held by the same person.

Section 2. Election and Term of Office. The officers of the corporation shall be elected at the first meeting of the Board of Directors held after the election of directors. Each officer shall be elected to hold office for one year and until his or her successor shall have been elected and shall have qualified.

Section 3. Removal of Officers. Officers elected by the Board may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby. Any vacant offices shall be filled by the directors.

Section 4. The Chairman of the Board. Should the directors decide to elect a Chairman of the Board, such Chairman, who shall be chosen from among the directors, shall preside at all meetings of the Board of Directors, if present, and shall, in general, perform all duties then incident to the office of Chairman of the Board, and such other duties as may be assigned to him by the Board of Directors.

Section 5. The President. The President, who need not be a director, shall be the chief executive officer of the corporation and, subject to control of the Board of Directors, shall be the general manager and shall have general supervision of all of the affairs and business of the corporation. The President, together with the Secretary or one or more of the Assistant Secretaries, shall sign all deeds, mortgages, certificates of capital stock or other formal instruments which the Board of Directors or stockholders, as the case may be, has authorized to be executed, except documents in the normal course of the business of the corporation, which the President may sign alone.

Section 6. Vice Presidents. The Vice President, or Vice Presidents, as the case may be, including the Executive Vice President, or Executive Vice Presidents, if any, shall assist the President as the President may request, and perform such other duties as are incidental to this office or are properly required by the Board of Directors. In the absence of the President, or in the event of his death or disability, the Vice President (or in the event there be more than one Vice President, the Vice Presidents so designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all of the restrictions upon the President.

Section 7. The Secretary. The Secretary shall keep the minutes of meetings of the shareholders and the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; and shall be the custodian of the corporate records and of the seals of the corporation and shall see that the corporate seal is affixed to such documents as may require the corporate seal. The Secretary shall keep at the principal office of the corporation a book or record containing the names, alphabetically arranged, of all the persons who are shareholders, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. The Secretary with the President shall sign all deeds, mortgages, certificates of capital stock and other documents of a formal nature such as may require his signature, and shall sign on behalf of the corporation such instruments as he is authorized by the Board of Directors so to sign, and shall make such reports and shall perform such other duties as are incident to his office or are properly required of him by the Board of Directors.

Section 8. The Treasurer. The Treasurer shall be the chief financial officer of the corporation and shall have charge and custody of and be responsible for all funds and securities of the corporation and shall keep regular books of account, in accordance with accepted accounting practices, of all receipts and disbursements of the corporation, and in general shall perform such other duties as may be assigned to him by the Board of Directors or the President. The Treasurer shall disburse out of the funds of the corporation payment of such just demands against the corporation as may from time to time be authorized by the Board of Directors. The Treasurer shall sign or countersign all checks, notes and such other instruments or obligations as require his signature, and shall perform all duties incident to his office, or that are properly required of him by the Board, provided, however, that by resolution of the Board of Directors authority and responsibility for the signing of checks, notes and other obligations may be assigned to either the President or Treasurer or such other officer or officers as the Board of Directors may designate from time to time.

Section 9. Assistants. The Assistant Vice President or Vice Presidents, the Assistant Secretary or Secretaries and the Assistant Treasurer or Treasurers, if any, shall perform such duties as are from time to time delegated to them by the Board of Directors or the President.

Section 10. Further Authorities. The Board of Directors may grant, delegate or assign to any officer of the corporation any of the duties and authorities hereinabove designated to be performed by any officer or may enlarge or restrict the duty and authority of any officer, either temporarily or permanently, as long as such powers and authorities shall not be inconsistent with these Bylaws.

Section 11. Salaries. The salaries of the principal officers shall be fixed, from time to time, by the Board of Directors. No officer shall be prevented from receiving his salary by reason of the fact that he is also a director of the corporation.

Section 12. Long-Term Employment Contracts. Any provision in the Articles of Incorporation or Bylaws requiring annual election of officers shall be without prejudice to the contract rights, if any, of the principal officers under any employment contract with any such executive officer for periods longer than one year.

ARTICLE X

DIVIDENDS AND FINANCES

Section 1. Dividends in cash or property shall be declared from the unreserved and unrestricted earned surplus of the corporation at such times as the Board of Directors shall direct. Dividends may be paid out of the capital surplus of the corporation, but only if: (1) the corporation is not insolvent or would not be made insolvent by the payment of the dividends; (2) all dividends on preferred stock have been paid; (3) said dividends are identified as being paid out of capital surplus; (4) two-thirds (2/3) of all shareholders agree to such dividends from capital surplus. No dividend shall be declared that will impair the capital of the corporation.

Section 2. The monies of the corporation shall be deposited in the name of the corporation in such bank or banks as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by any officer or officers of the corporation as may be determined by resolution of the Board of Directors.

ARTICLE XI

VOTING OF SHARES IN OTHER CORPORATIONS

OWNED BY THE CORPORATION

Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation may be voted at any shareholders’ meeting of the corporation by the President of the corporation if he be present, or in his absence by any Vice President of the corporation who may be present. Whenever, in the judgment of the President, or, in his absence, of any Vice President, it is desirable for the corporation to execute a proxy or give a shareholders’ consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the corporation, the proxy or consent shall be executed in the name of the corporation by the President or one of the Vice Presidents of the corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share or shares of stock issued by the other corporation.

ARTICLE XII

NOTICES AND WAIVERS

Section 1. Waivers. Any notice of any meeting of the stockholders or directors of this corporation herein required to be given may be waived in writing by the signature of the party to receive notice, either before or after the meeting, and such waiver shall be deemed equivalent to the giving of such notices. Attendance at a meeting of the stockholders or directors by a person entitled to notice of said meeting shall constitute a waiver of notice of the meeting unless the person attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 2. Time. In computing the period of time for the giving of any notice under these Bylaws, the day on which notice is given shall be excluded, and the day when the act for which notice is delivered shall be included. If mailed, such notice shall be deemed given or delivered when deposited with postage prepaid in the United States mail, addressed to the last known address of the person entitled to such notice.

ARTICLE XIII

LOANS TO OFFICERS, DIRECTORS, SHAREHOLDERS

AND RELATED CORPORATIONS

This corporation shall not directly or indirectly make any loan of money or property, or guarantee the obligation of, any director or officer, or nominee of a director or officer, of this corporation or of an affiliated, parent or subsidiary corporation, or any person or his nominee upon the security of the shares of the corporation or of an affiliated, parent or subsidiary corporation, unless approved by the affirmative vote or the written consent of (1) the holder or holders of at least seventy-five (75%) percent of the shares of all classes (whether voting or non-voting shares) exclusive of any shares held by the director, officer or shareholder to be benefited by such loan or guarantee or by his nominee or any person under his control; and no such loan or guarantee shall be made except upon adequate security at the rate of interest then prevailing for loans of like character.

ARTICLE XIV

TRANSACTIONS INVOLVING INTERESTED

DIRECTORS OR OFFICERS

Section 1. No transaction in which a director or officer has a personal or adverse interest, as defined in Section 2 of this Article, shall be void or voidable solely for this reason or solely because he is present at or participates in the meeting or his vote is counted, if

(a) The material facts as to his interest and as to the transactions disclosed or are known to the Board of Directors or committee, and are noted in the minutes, and the Board or committee authorizes, approves or ratifies the transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or if

(b) Although the vote of the interested director or directors is decisive of approval or disapproval of the transaction, the material facts as to his interest and as to the transaction are disclosed or known to the shareholders, and the transaction is specifically approved by vote or written consent of the shareholders without counting the votes of any shares owned or controlled by the interested director or directors, or if

(c) Notwithstanding the limitations contained in (a) and (b) of this Section, the transaction is fair and equitable as to the corporation at the time it is authorized or approved, and the party asserting the fairness of the transaction establishes fairness.

Section 2. A transaction in which a director or officer has a personal or adverse interest shall include:

(a) A contract or any other transaction between the corporation and one or more of its directors or officers;

(b) A contract or other transaction between a corporation and any corporation, partnership or association in which one or more of its directors or officers are directors or officers or have a financial interest, direct or indirect.

Section 3. No contract or other transaction by a corporation with (1) any of its subsidiary, parent or affiliated corporations, or (2) with another corporation in which there is a common director, shall be void or voidable solely for this reason, if the contract or other transaction is fair and equitable as of the date it is authorized, approved or ratified. The party asserting the unfairness of any such contract or transaction shall establish unfairness.

Section 4. Common or interested directors may always be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves or ratifies a transaction subject to this Article. Shares owned by any interested party may be counted in determining whether a quorum of shares is present at a meeting of shareholders which ratifies or approves a transaction.

Section 5. Nothing herein contained shall prevent the authorization, ratification or approval of any transaction involving an interested director or officer in any manner provided by law.

Section 6. The Board of Directors shall have the authority, without regard to the provisions of this Article, to fix the compensation of directors for their services as directors of the corporation.

ARTICLE XV

INDEMNIFICATION

The corporation shall have the right to indemnify any officer, director, employee or agent against any expense, including attorney fees, actually and reasonably received while acting in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation; PROVIDED, HOWEVER, that there shall be no indemnification in respect of any claim, judgment, settlement, fine or attorney fees for a criminal proceeding or a proceeding in which such person was found to be negligent or guilty of misconduct in the performance of his duty to the corporation, unless the Court shall deem otherwise. However, there is to be no indemnity for any expenses resulting from misconduct involving moral turpitude.

ARTICLE XVI

SEVERABILITY

Any provision of these Bylaws, or any amendment or alteration thereof, which has been construed to be in violation of the Code of Laws of South Carolina, and any amendment or replacement thereto, shall not in any way render the remaining provisions invalid.

ARTICLE XVII

AMENDMENTS OF ARTICLES OF INCORPORATION

Amendments to the Articles of Incorporation may be proposed by the Board. At the request of ten (10%) percent of the shareholders of any class of stock the Board shall present an amendment proposed by such shareholders. A shareholders’ meeting will be called to consider the proposed amendment to the Articles of Incorporation. In the notice of the special or regular stockholders’ meeting the stockholders will also be given notice that the proposed amendment to the Articles of Incorporation will be considered. The proposed amendment shall become effective upon the affirmative vote of two-thirds (2/3) of the shareholders.

ARTICLE XVIII

ADOPTION OR AMENDMENT OF BYLAWS

These Bylaws may be amended or repealed in whole or in part only by the shareholders. The notice of any meeting of the shareholders at which these Bylaws are to be amended or repealed shall contain notice of such proposed action.

These Amended and Restated Bylaws were duly adopted by the sole shareholder of the corporation by written consent dated January 11, 2005.

/s/ Ronald J. Domanico
Ronald J. Domanico
Secretary